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                                                                 Exhibit 4-A(ii)
                                 FIRST AMENDMENT
                                 ---------------
                          TO REVOLVING CREDIT AGREEMENT
                          -----------------------------

     This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made as of February 27, 2004, by and among PRIORITY HEALTHCARE CORPORATION, an Indiana corporation (the "Borrower"), the several banks and other financial institutions (the "Lenders") that are from time to time party to the Credit Agreement (as defined below), SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent"), as Issuing Bank (the "Issuing Bank") and as swingline lender (the "Swingline Lender").

     WHEREAS, the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders are party to that certain Revolving Credit Agreement, dated as of February 5, 2004, (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");;

     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth herein, and the Lenders are willing to so agree, subject to the terms and conditions hereof

     WHEREAS, each capitalized term not otherwise defined herein, shall have the same meaning as in the Credit Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Amendment, the parties agree as follows:

     A.   Amendment to the Credit Agreement.
          ---------------------------------

          Section 6.3 of the Credit Agreement is amended hereby by deleting such section in its entirety and replacing the following in lieu thereof:

               Section 6.3 Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than an amount equal to the sum of (i) 85% of the Consolidated Net Worth as at September 27, 2003, plus (ii) 50% of Consolidated Net Income on a cumulative basis for all Fiscal Quarters thereafter, commencing with the Fiscal Quarter ending January 3, 2004; provided, that if Consolidated Net Income is negative in any Fiscal Quarter the amount added for such Fiscal Quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous Fiscal Quarter, plus (iii) 85% of the amount by which the Borrower's "total stockholders' equity" is increased as a result of any public or private offering of common stock of the Borrower after the Closing Date. Promptly upon the consummation of such offering, the Borrower shall notify the Administrative Agent in writing of the amount of such increase in "total stockholders' equity".

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     B.   Conditions Precedent.
          --------------------

          This Amendment shall become effective, when and only when the Administrative Agent shall have received a duly executed counterpart of this Amendment from the Borrower and the Required Lenders.

     C.   Miscellaneous.
          -------------

     Section 1. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

                    (a) the execution, delivery and performance of this Amendment (1) is within its corporate power; (2) has been duly authorized by all necessary corporate action and shareholder action; (3) does not conflict with, or result in the breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of its properties or assets or the properties and assets of any of its Subsidiaries pursuant to, the charter or articles of organization or similar document, or by-Laws or operating agreement or similar document of the Borrower, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower is subject and (4) does not require the consent, permission, authorization, order or license of any governmental authority or Person;

                    (b) this Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

                    (c) after giving effect to this Amendment, all representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

                    2. Survival. Except as expressly provided herein, the Credit Agreement shall continue in full force and effect, and the unamended terms and conditions of the Credit Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

     3. Effect of Amendment. On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall

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mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Credit Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     4. Entire Understanding. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Agreement.

     5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document, and shall be effective as of the date first above written.

     7. Severability. In the event that any part of this Amendment shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part thereof.

     8. Reimbursement of Administrative Agent. Borrower shall reimburse the Administrative Agent for the reasonable out-of-pocket expenses of the Administrative Agent and the Arranger and the reasonable fees and expenses of counsel for the Administrative Agent incurred in connection with this Amendment.


            [The remainder of this page is intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                          PRIORITY HEALTHCARE CORPORATION, as
                                          Borrower


                                          By:  /s/ Stephen Saft
                                             -----------------------------------


        [SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

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                                          SUNTRUST BANK
                                          as Administrative Agent, as Issuing
                                          Bank, as Swingline Lender and as
                                          Lender


                                          By:  /s/ David P. Singleton
                                             -----------------------------------
                                             Name: David P. Singleton
                                             Title: Managing Director


        [SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

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                            REAFFIRMATION OF GUARANTY
                            -------------------------

     Each of the undersigned, being a Subsidiary Loan Party and a guarantor of the Obligations of Priority Healthcare Corporation (the "Borrower") to the Lenders (as defined below) under that certain Revolving Credit Agreement, dated as of February 5, 2004, (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not defined herein shall have the respective meanings assigned to such term in the Credit Agreement) by and among the Borrower, the several banks and other financial institutions and lenders from time to time party thereto (the "Lenders"), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), as issuing bank (the "Issuing Bank") and as swingline lender (the "Swingline Lender"), hereby (a) acknowledges its receipt of a copy of the within and foregoing First Amendment to Revolving Credit Agreement (the "Amendment"), (b) consents thereto and agrees to be bound thereby and (c) agrees that its guaranty of the Obligations of Borrower to the Lenders shall continue in full force and effect from and after the execution and delivery by Borrower and the Lenders of the Amendment, without diminution or impairment.


           [The remainder of this page is intentionally left blank.]

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     IN WITNESS WHEREOF, each of the undersigned has caused this acknowledgment to be executed under seal by their respective officers thereunto duly authorized, as of February __, 2004.

                                          PRIORITY HEALTHCARE PHARMACY, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          PRIORITY HEALTHCARE DISTRIBUTION, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          LYNNFIELD DRUG, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          LYNNFIELD COMPOUNDING CENTER, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          FRECO, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

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                                          CHESAPEAKE INFUSION, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          PRIORITY HEALTHCARE CORPORATION WEST


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          PHF, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          PHRC, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          BYFIELD DRUG, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          PRIORITY HEALTHCARE CORPORATION


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

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                                          SPECIALTY INFUSION PHARMACY,INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

                                          SINUSPHARMACY, INC.


                                          By: :  /s/ Stephen Saft
                                               ---------------------------------
                                               Name:
                                               Title:

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